EXHIBIT 99.1

Community West Bancshares Reports Full Year Earnings and Declares Quarterly Cash Dividend of $0.08 Per Common Share

GOLETA, Calif., Jan. 26, 2024 (GLOBE NEWSWIRE) -- Community West Bancshares (“Community West” or the “Company”), (NASDAQ: CWBC), parent company of Community West Bank (the “Bank”), today reported net income of $7.3 million, or $0.81 per diluted share, for the year ended December 31, 2023, compared to $13.4 million, or $1.51 per diluted share, for the year ended December 31, 2022.   For the quarter ended December 31, 2023, the Company reported $479,000, or $0.05 per diluted share compared to $2.3 million or $0.25 per diluted share for the preceding quarter and $3.4 million, or $0.38 per diluted share for the fourth quarter of 2022. The earnings for the fourth quarter and full year 2023 were negatively impacted by expenses associated with the pending merger with Central Valley Community Bancorp.

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per common share, payable February 29, 2024, to common shareholders of record on February 9, 2024.

“While 2023 proved to be a challenging year for our industry, we are pleased with our 2023 operating results as we continue benefiting from the tremendous efforts our team has put into this organization,” stated Martin E. Plourd, President & Chief Executive Officer. “Steady loan growth during the year was a result of focused efforts by our team of bankers, and asset quality continues to reflect minimal delinquencies. Our earnings for the year reflected lower net interest income, which was impacted by higher deposit costs and higher expenses associated with our pending merger, partially offset by higher asset yields.”

Recent Events

On October 10, 2023, the Company announced the signing of an Agreement of Reorganization and Merger with Central Valley Community Bancorp (“Central Valley”), (NASDAQ: “CVCY”), headquartered in Fresno, California, together with its banking subsidiary, Central Valley Community Bank (“CVCB”)., pursuant to which the companies will combine in an all-stock merger transaction. Under the terms of the agreement, Community West Bancshares will merge with and into Central Valley Community Bancorp and Community West Bank will merge with and into Central Valley Community Bank.

We are pleased to report the merger with Central Valley has received all customary regulatory approvals and final preparations for a second quarter close are underway. We look forward to merging with the professional bankers at Central Valley to create further shareholder value as we serve our clients and markets in California from the Sierras to the sea.

“Since opening in 1989, Community West Bank has become the premier community bank serving Ventura, Santa Barbara, and San Luis Obispo Counties. Combining forces with Central Valley is the next logical step in our growth strategy, particularly as both banks share so many fundamental values and practices,” said Plourd. “Both companies are equally committed to our communities, clients and employees, and both have fostered the same essential corporate culture focused on client advocacy by professional bankers and a legacy of deeply rooted stability.”

Fourth Quarter 2023 Financial Highlights:

  Net income was $479,000, or $0.05 per diluted share in the fourth quarter 2023, compared to $2.3 million, or $0.25 per diluted share in third quarter 2023, and $3.4 million, or $0.38 per diluted share in fourth quarter 2022.
  Net interest margin was 3.87% for the fourth quarter 2023, compared to 3.98% in third quarter 2023, and 4.58% in fourth quarter 2022.
  Return on average assets was 0.18% for the fourth quarter 2023, compared to 0.83% in third quarter 2023, and 1.24% in fourth quarter 2022.
  Return on average common equity was 1.63% for the fourth quarter 2023, compared to 7.72% in third quarter 2023, and 11.98% in fourth quarter 2022.
  The Allowance for Credit Losses (“ACL”) was 1.31% of total loans held for investment at December 31, 2023, compared to 1.30% at September 30, 2023, and 1.15% at December 31, 2022.
  Net non-accrual loans were $4.0 million at December 31, 2023, compared to $3.2 million at September 30, 2023, and $211,000 at December 31, 2022.
  The Bank’s uninsured deposits totaled approximately 22% of total deposits at December 31, 2023, and 21% at September 30, 2023.
  Book value per common share was $13.10 at December 31, 2023, compared to $13.11 at September 30, 2023, and $12.80 at December 31, 2022.
  The Bank’s capital position remains well-capitalized with a Tier 1 leverage ratio* of 10.88% at December 31, 2023, compared to 10.84% at September 30, 2023, and 10.34% at December 31, 2022.

* Capital Ratios are preliminary.

Income Statement

Total interest income increased $116,000 in the fourth quarter 2023 to $14.7 million, compared to $14.6 million in the preceding quarter, and increased by $1.4 million compared to $13.3 million in the fourth quarter of 2022. Interest income from loans increased $244,000 to $13.6 million compared to the prior quarter. Interest income from securities and interest-earning deposits decreased $128,000 to $1.1 million compared to the prior quarter, primarily due to decreased average interest-earning deposit balances. Total interest expenses for the quarter increased $494,000 to $4.5 million compared to the prior quarter due to the deposit portfolio mix and higher rates paid on interest-bearing demand deposits and time deposits. Total wholesale deposits at the end of the fourth quarter were $252.9 million compared to $284.1 million at the end of the third quarter.

For the year, total interest income increased $8.4 million to $57.5 million compared to $49.1 million in 2022. Interest income from loans increased $5.9 million to $52.6 million for the year, compared to the prior year, and interest income from securities and interest-bearing deposit balances increased $2.5 million to $5.0 million. Total interest expense increased $11.8 million to $15.1 million during the year 2023 compared to $3.3 million in 2022. The increase was primarily due to deposit costs increasing $11.6 million to $14.2 million, compared to $2.5 million in 2022.

Net interest income decreased $378,000 to $10.1 million in the fourth quarter 2023, compared to $10.5 million in the preceding quarter and decreased $2.0 million compared to $12.1 million in fourth quarter 2022. The decrease in net interest income for the quarter was attributable to less revenue from interest-bearing deposits, increased levels of wholesale funding and increased deposit costs. For the year, net interest income decreased $3.4 million to $42.4 million, compared to $45.8 million in 2022. The decrease in net interest income for the year was due to less revenue from interest-bearing deposits and increased deposit costs.

The yield on earning assets was 5.59% for the fourth quarter of 2023, an eight basis-point improvement compared to the third quarter 2023 and a fifty-eight basis-point improvement compared to the fourth quarter 2022. The yield on loans for the fourth quarter 2023 increased ten basis-points to 5.63%, compared to 5.53% for third quarter 2023 and increased forty-two basis-points compared to the fourth quarter 2022, due to increased average balances and increased loan rates. The yield on investment securities increased five basis-points to 5.66% during the fourth quarter due to higher rates earned on investments from variable rate securities. The yield on federal funds and interest-bearing-deposits decreased three basis-points to 5.05%, compared to 5.08% for the third quarter 2023 and increased 166 basis-points compared to the fourth quarter of 2022. The year-over-year increase was due to increases in average balances and rates earned for overnight deposits and interest-earning deposits. The cost of funds for the fourth quarter increased twenty-three basis-points to 1.93%, compared to 1.70% for the preceding quarter due to higher rates paid on deposit accounts and changes in the portfolio mix. Net interest margin was 3.87% for fourth quarter 2023, an eleven basis-point decrease compared to third quarter 2023 and a seventy-one basis-point decrease compared to the fourth quarter 2022. The increase in yield on earning assets was offset by an increase in the total cost of funds. The increased yield earned on earning assets was due to higher average balances and rates earned from loans and increased rates earned on interest-bearing liabilities as a result of higher market rates.

Non-interest income for the fourth quarter 2023 decreased $203,000 to $878,000 compared to the third quarter 2023. The decrease was attributable to less revenue from loan fees partially offset by increased gains from loan sales and service charges. Other loan fees were $241,000 for the fourth quarter 2023 compared to $248,000 for third quarter 2023 due to less loan originations during the quarter. Gain on sale of loans was $61,000 in the fourth quarter 2023 compared to $24,000 in the third quarter of 2023 as a result of more loan sales during the quarter. Other non-interest income decreased $236,000 to $336,000 for the fourth quarter 2023, compared to $572,000 in the third quarter of 2023, due to a $278,000 OREO gain at the time of foreclosure recorded in the third quarter.

Total non-interest income for the year decreased $111,000 to $3.9 million, compared to $4.0 million in 2022. The decrease was primarily due to a decrease of $86,000 in lower gain on loan sales and $217,000 less in loan and document processing fees.

Non-interest expenses increased $1.3 million to $9.7 million in the fourth quarter 2023 compared to $8.4 million in third quarter 2023. The increase was primarily due to a $627,000 increase in salaries and employee benefits, a $614,000 increase in professional fees and a $173,000 increase in other non-interest expenses. The increase in salaries and employee benefits was due to increases in benefits, contract labor and merger related expense. The increase in professional fees was primarily due to merger-related expenses incurred during the quarter. For the full year, non-interest expense was $35.7 million, compared to $31.3 million in 2022. The increase over prior year was due to a $2.0 million increase in salaries and benefits due to wage competition, increased benefit and insurance costs, an $805,000 increase in professional services due to higher audit and accounting fees and $964,000 in merger related transaction costs for legal and consulting expenses, a $436,000 increase in FDIC assessment charges as a result of changes in funding mix, and a $901,000 increase in other expenses. The increase in other expenses is primarily related to a $992,000 collection and legal expense recovery in 2022. The total expense for the year includes $1.0 million in merger-related expenses.

Income tax expenses decreased $482,000 to $460,000 in the fourth quarter of 2023 compared to $942,000 in the third quarter of 2023. The effective tax rate for the fourth quarter of 2023 was 49.0% compared to 29.5% in the third quarter of 2023. The increase in the effective tax rate is due to merger-related expenses that are not deductible for income tax purposes.

Balance Sheet

Total assets decreased $52.3 million, or 4.6%, to $1.09 billion at December 31, 2023, compared to $1.14 billion at September 30, 2023, and was nearly unchanged compared to December 31, 2022. Total interest-earning deposits in other financial institutions decreased $68.0 million to $70.7 million at December 31, 2023, compared to $138.8 million at September 30, 2023, and increased $7.4 million compared to $63.3 million at December 31, 2022. Total investment securities were $17.7 million at quarter end, compared to $17.6 million at September 30, 2023.

Total loans increased $14.8 million, or 1.6%, during the quarter to $967.5 million at December 31, 2023, compared to $952.7 million at September 30, 2023, and increased $12.1 million, or 1.3%, compared to $955.3 million at December 31, 2022. Commercial real estate loans (which include SBA 504, construction and land) increased $3.4 million during the quarter to $560.4 million at December 31, 2023, compared to $557.0 million at September 30, 2023, and increased $15.1 million compared to $545.3 million at December 31, 2022. Manufactured housing loans increased $5.3 million during the quarter to $330.4 million at December 31, 2023, compared to $325.1 million at September 30, 2023, and increased $14.5 million compared to $315.8 million at December 31, 2022. Commercial loans increased $6.5 million during the quarter to $58.4 million at December 31, 2023, compared to $52.0 million at September 30, 2023, and decreased $16.5 million compared to $74.9 million at December 31, 2022.

Other assets increased $1.5 million to $43.0 million on December 31, 2023, compared to $41.5 million on September 30, 2023, and decreased $9.8 million compared to $52.8 million at December 31, 2022. The increase in the fourth quarter of 2023 was related to increased income tax receivables related to the prior year.

Total deposits decreased $63.2 million to $852.9 million on December 31, 2023, compared to $916.1 million at September 30, 2023, and decreased $22.1 million compared to $875.1 million at December 31, 2022. Non-interest-bearing demand deposits were $168.6 million at December 31, 2023, a $22.2 million decrease compared to $190.8 million at September 30, 2023, and a $47.9 million decrease compared to $216.5 million at December 31, 2022. Interest-bearing demand deposits decreased $79.3 million to $377.5 million at December 31, 2023, compared to $456.8 million at September 30, 2023, and decreased $50.6 million compared to $428.2 million at December 31, 2022. Certificates of deposit, which include wholesale deposits, increased $39.0 million during the quarter to $290.5 million at December 31, 2023, compared to $251.6 million at September 30, 2023, and increased $83.6 million compared to $206.9 million at December 31, 2022.

Total borrowings were $100.0 million at December 31, 2023, compared to $90.0 million at September 30, 2023, and at December 31, 2022.

Stockholders’ equity increased to $116.2 million at December 31, 2023, compared to $116.1 million at September 30, 2023, and $112.7 million at December 31, 2022. Book value per common share was $13.10 at December 31, 2023, compared to $13.11 at September 30, 2023, and $12.80 at December 31, 2022.

Credit Quality

The Company recorded a provision for credit loss expense of $386,000 in the fourth quarter of 2023, compared to a provision for credit loss expense of $43,000 in third quarter 2023, and a negative provision for loan loss expense of $461,000 in fourth quarter 2022. The provision expense for the fourth quarter included a $103,000 negative provision related to available-for-sale investments, a $114,000 provision related to an OREO write-down and a $375,000 provision expense related to loans and unfunded commitments. The allowance for credit losses was $12.5 million, or 1.31% of total loans held for investment, at December 31, 2023. Net non-accrual loans, plus net other assets acquired through foreclosure, were $5.0 million at December 31, 2023, compared to $4.7 million at September 30, 2023, and $2.5 million at December 31, 2022.

Net non-accrual loans were $4.0 million as of December 31, 2023, compared to $3.2 million at September 30, 2023, and $211,000 at December 31, 2022. Of the $4.0 million of net non-accrual loans at December 31, 2023, $2 million were construction loans, $990,000 were manufactured housing loans, $800,000 were commercial real estate loans and $138,000 were single family loans.

There was $982,000 in other assets acquired through foreclosure as of December 31, 2023, compared to $1.5 million at September 30, 2023, and $2.3 million at December 31, 2022.

Stock Repurchase Program

On August 30, 2023, the Company announced that its Board of Directors has extended the stock repurchase plan until August 31, 2025. The Company did not repurchase shares during the fourth quarter of 2023, leaving $1.4 million available under the previously announced repurchase program.

Company Overview

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, the largest publicly traded community bank (by assets) serving California’s Central Coast area of Ventura, Santa Barbara and San Luis Obispo counties. Community West Bank has seven full-service California branch banking offices in Goleta, Santa Barbara, Santa Maria, Ventura, San Luis Obispo, Oxnard and Paso Robles. The principal business activities of the Company are Relationship Banking, Manufactured Housing lending and Government Guaranteed lending.

Safe Harbor Disclosure

This release contains certain forward-looking statements about the Company and the Bank that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in such statements, including, but not limited to, the following: deterioration in the strength of the United States economy in general and of the local economies in which we conduct operations, the effect of, and changes in, trade, monetary and fiscal policies and laws, including changes in the interest rate policies of the Board of Governors of the Federal Reserve System; continued high inflation; disruptions in credit and capital markets and government policies that could lead to a tightening of credit and an increase in credit losses; our ability to attract and retain deposits and other sources of funding and liquidity, the impact of bank failures in 2023 and other adverse developments to financial institutions and the general reaction by bank customers and by investors in the capital markets regarding the stability and ability of banks to meet ongoing liquidity demands; the effect of international conflicts and the potential involvement of the United States in such conflicts; weather, natural disasters, and climate change; increased unemployment; deterioration in credit quality of our loan portfolio and/or the value of the collateral securing the repayment of those loans, including those involving real estate; reduction in the value of our investment securities; risks from the continuing COVID-19 pandemic; the costs and effects of litigation and of adverse outcomes of such litigation; the cost and ability to attract and retain key employees; a breach of our operational or security systems, policies or procedures including cyber-attacks on us or third party vendors or service providers; regulatory or legal developments, including any requirement to increase capital levels imposed by law or regulation; United States tax policies, including our effective income tax rate; and our ability to implement and execute our business plan and strategy and expand our operations as provided therein. Actual results may differ materially from those set forth or implied in the forward-looking statements as a result of a variety of factors including the risk factors contained in documents filed by the Company with the Securities and Exchange Commission and are available in the “Investor Relations” section of our website, https://www.communitywest.com/sec-filings/documents/default.aspx. The Company is under no obligation (and expressly disclaims any obligation) to update or alter such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Additional Information about the Proposed Transaction and Where to Find It

Investors and security holders are urged to carefully review and consider each of Central Valley and Community West public filings with the Securities Exchange Commission (“SEC”), including but not limited to their respective Annual Reports on Form 10-K, its Proxy Statements, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Central Valley’s documents filed with the SEC may be obtained free of charge at Central Valley’s website at www.cvcb.com or at the SEC’s website at www.sec.gov. Central Valley’s documents may also be obtained free of charge from Central Valley by requesting them in writing to Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720; Attention: Corporate Secretary, or by telephone at (559)298-1775. Community West documents filed with the SEC may be obtained free of charge at Community West’s website at www.communitywestbank.com or at the SEC’s website at www.sec.gov. Community West documents may also be obtained free of charge from Community West by requesting them in writing to Community West Bancshares, 445 Pine Avenue, Goleta, California 93117, or by telephone at (805) 692-5821; Attention Corporate Secretary.

Central Valley has filed a registration statement on Form S-4 with the SEC which was declared effective on or about December 27, 2023 and which includes a joint proxy statement/prospectus which was distributed to the shareholders of Central Valley and Community West in connection with their vote on the merger. Before making any voting or investment decision, investors and security holders of Central Valley and Community West are urged to carefully read the entire joint proxy statement/prospectus, as well as any amendments or supplements thereto, because it contains important information about the proposed transaction. Investors and security holders are able to obtain the joint proxy statement/prospectus free of charge from the SEC’s website or from Central Valley or Community West by writing to the applicable address provided in the paragraph above.

The directors, executive officers and certain other members of management and employees at Central Valley and Community West may be deemed participants in the solicitation of proxies in favor of the merger from their respective shareholders. Information about the directors and executive officers of Central Valley is included in the proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2023. Information about the directors and executive officers of Community West is included in the proxy statement for its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2023.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except per share data)

	December 31,	September 30,	December 31,
	2023	2023	2022

Cash and cash equivalents	$1,471	$1,855	$1,379
Interest-earning deposits in other financial institutions	70,727	138,764	63,311
Investment securities	17,749	17,591	29,470
Loans:
Commercial	58,437	51,968	74,929
Commercial real estate	560,373	556,945	545,317
SBA	6,034	6,169	6,855
Paycheck Protection Program (PPP)	160	192	1,773
Manufactured housing	330,358	325,068	315,825
Single family real estate	10,327	10,590	8,678
HELOC	2,556	2,556	2,613
Other (1)	(773)	(806)	(648)
Total loans	967,472	952,682	955,342

Loans, net
Held for sale	16,648	18,435	21,033
Held for investment	950,824	934,247	934,309
Less: Allowance for credit losses	(12,451)	(12,135)	(10,765)
Net held for investment	938,373	922,112	923,544
NET LOANS	955,021	940,547	944,577

Other assets	43,015	41,542	52,765

TOTAL ASSETS	$1,087,983	$1,140,299	$1,091,502

Deposits
Non-interest-bearing demand	$168,603	$190,817	$216,494
Interest-bearing demand	377,530	456,808	428,173
Savings	16,257	16,905	23,490
Certificates of deposit ($250,000 or more)	13,892	14,911	6,693
Other certificates of deposit	276,656	236,652	200,234
Total deposits	852,938	916,093	875,084
Other borrowings	100,000	90,000	90,000
Other liabilities	18,801	18,144	13,768
TOTAL LIABILITIES	971,739	1,024,237	978,852

Stockholders' equity	116,244	116,062	112,650
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
	$1,087,983	$1,140,299	$1,091,502

Common shares outstanding	8,875	8,850	8,798

Book value per common share	$13.10	$13.11	$12.80

(1) Includes consumer, other loans, securitized loans, and deferred fees

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Interest income
Loans, including fees	$13,575	$13,331	$13,161	$12,489	$12,467
Investment securities and other	1,094	1,222	1,554	1,096	811
Total interest income	14,669	14,553	14,715	13,585	13,278

Deposits	4,302	3,830	3,751	2,277	913
Other borrowings	226	204	247	278	224
Total interest expense	4,528	4,034	3,998	2,555	1,137
Net interest income	10,141	10,519	10,717	11,030	12,141
Provision for credit losses	386	43	12	(722)	(461)
Net interest income after provision for credit losses	9,755	10,476	10,705	11,752	12,602
Non-interest income
Other loan fees	241	248	286	169	246
Gains from loan sales, net	61	24	56	30	12
Document processing fees	84	88	102	78	85
Service charges	156	149	167	154	143
Other	336	572	535	331	278
Total non-interest income	878	1,081	1,146	762	764
Non-interest expenses
Salaries and employee benefits	5,741	5,114	5,302	5,448	4,853
Occupancy, net	1,054	1,093	1,135	1,098	1,116
Professional services	1,286	672	851	919	1,236
Data processing	332	349	377	349	346
Depreciation	184	180	183	180	176
FDIC assessment	224	331	276	182	111
Advertising and marketing	255	179	282	210	234
Other	618	445	448	448	507
Total non-interest expenses	9,694	8,363	8,854	8,834	8,579
Income before provision for income taxes	939	3,194	2,997	3,680	4,787
Provision for income taxes	460	942	876	1,216	1,411
Net income	$479	$2,252	$2,121	$2,464	$3,376
Earnings per share:
Basic	$0.05	$0.25	$0.24	$0.28	$0.38
Diluted	$0.05	$0.25	$0.24	$0.27	$0.38

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2023	2022	2023	2022

Interest income
Loans, including fees	$13,575	$12,467	$52,556	$46,657
Investment securities and other	1,094	811	4,966	2,481
Total interest income	14,669	13,278	57,522	49,138

Deposits	4,302	913	14,160	2,511
Other borrowings	226	224	955	817
Total interest expense	4,528	1,137	15,115	3,328
Net interest income	10,141	12,141	42,407	45,810
Provision for credit losses	386	(461)	(281)	(195)
Net interest income after provision for credit losses	9,755	12,602	42,688	46,005
Non-interest income
Other loan fees	241	246	944	1,161
Gains from loan sales, net	61	12	171	257
Document processing fees	84	85	352	422
Service charges	156	143	626	438
Other	336	278	1,774	1,700
Total non-interest income	878	764	3,867	3,978
Non-interest expenses
Salaries and employee benefits	5,741	4,853	21,605	19,637
Occupancy, net	1,054	1,116	4,380	4,180
Professional services	1,286	1,236	3,728	2,923
Data processing	332	346	1,407	1,265
Depreciation	184	176	727	711
FDIC assessment	224	111	1,013	577
Advertising and marketing	255	234	926	921
Other	618	507	1,959	1,058
Total non-interest expenses	9,694	8,579	35,745	31,272
Income before provision for income taxes	939	4,787	10,810	18,711
Provision for income taxes	460	1,411	3,494	5,262
Net income	$479	$3,376	$7,316	$13,449
Earnings per share:
Basic	$0.05	$0.38	$0.83	$1.54
Diluted	$0.05	$0.38	$0.81	$1.51

COMMUNITY WEST BANCSHARES
Average Balance, Average Yield Earned, and Average Rate Paid
(unaudited)
(in 000's)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-Earning Assets
Federal funds sold and interest-earning deposits	$60,851	$775	5.05%	$70,564	$903	5.08%	$48,512	$415	3.39%
Investment securities	22,348	319	5.66%	22,568	319	5.61%	54,022	396	2.91%
Loans (1)	957,403	13,575	5.63%	955,609	13,331	5.53%	949,007	12,467	5.21%
Total earnings assets	1,040,602	14,669	5.59%	1,048,741	14,553	5.51%	1,051,541	13,278	5.01%
Nonearning Assets
Cash and due from banks	1,729			2,114			2,145
Allowance for credit losses	(12,138)			(12,107)			(11,204)
Other assets	37,162			35,121			36,432
Total assets	$1,067,355			$1,073,869			$1,078,914
Interest-Bearing Liabilities
Interest-bearing demand deposits	$377,720	$1,972	2.07%	$388,385	$1,908	1.95%	$442,313	$591	0.53%
Savings deposits	16,120	15	0.37%	17,797	13	0.29%	22,801	13	0.23%
Time deposits	260,016	2,315	3.53%	242,794	1,909	3.12%	152,249	309	0.81%
Total interest-bearing deposits	653,856	4,302	2.61%	648,976	3,830	2.34%	617,363	913	0.59%
Other borrowings	91,313	226	0.98%	90,217	204	0.90%	92,391	224	0.96%
Total interest-bearing liabilities	$745,169	$4,528	2.41%	$739,193	$4,034	2.17%	$709,754	$1,137	0.64%
Noninterest-Bearing Liabilities
Noninterest-bearing demand deposits	185,871			200,804			241,759
Other liabilities	19,564			18,209			15,555
Stockholders' equity	116,751			115,663			111,846
Total Liabilities and Stockholders' Equity	$1,067,355			$1,073,869			$1,078,914
Net interest income and margin		$10,141	3.87%		$10,519	3.98%		$12,141	4.58%
Net interest spread			3.18%			3.34%			4.37%

Cost of total deposits			2.03%			1.79%			0.42%
Cost of funds			1.93%			1.70%			0.47%

(1) Includes nonaccrual and held for sale loans.

COMMUNITY WEST BANCSHARES
Average Balance, Average Yield Earned, and Average Rate Paid
(unaudited)
(in 000's)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2023			December 31, 2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-Earning Assets
Federal funds sold and interest-earning deposits	$76,314	$3,699	4.85%	$119,524	$1,226	1.03%
Investment securities	24,265	1,267	5.22%	47,949	1,255	2.62%
Loans (1)	954,492	52,556	5.51%	921,638	46,657	5.06%
Total earnings assets	1,055,071	57,522	5.45%	1,089,111	49,138	4.51%
Nonearning Assets
Cash and due from banks	1,959			2,169
Allowance for credit losses	(12,184)			(10,906)
Other assets	36,928			37,751
Total assets	$1,081,774			$1,118,125
Interest-Bearing Liabilities
Interest-bearing demand deposits	$395,328	$7,004	1.77%	$480,472	$1,508	0.31%
Savings deposits	19,133	53	0.28%	24,317	60	0.25%
Time deposits	241,633	7,103	2.94%	160,788	943	0.59%
Total interest-bearing deposits	656,094	14,160	2.16%	665,577	2,511	0.38%
Other borrowings	92,838	955	1.03%	90,795	817	0.90%
Total interest-bearing liabilities	$748,932	$15,115	2.02%	$756,372	$3,328	0.44%
Noninterest-Bearing Liabilities
Noninterest-bearing demand deposits	199,968			237,849
Other liabilities	18,046			16,151
Stockholders' equity	114,828			107,753
Total Liabilities and Stockholders' Equity	$1,081,774			$1,118,125
Net interest income and margin		$42,407	4.02%		$45,810	4.21%
Net interest spread			3.43%			4.07%

Cost of total deposits			1.65%			0.28%
Cost of funds			1.59%			0.33%

(1) Includes nonaccrual and held for sale loans.

ADDITIONAL FINANCIAL INFORMATION
(Dollars and shares in thousands except per share amounts)(Unaudited)
	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
PERFORMANCE MEASURES AND RATIOS	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Return on average common equity	1.63%	7.72%	11.98%	6.37%	12.48%
Return on average assets	0.18%	0.83%	1.24%	0.68%	1.20%
Efficiency ratio	87.98%	72.09%	66.48%	77.25%	62.81%
Net interest margin	3.87%	3.98%	4.58%	4.02%	4.21%

	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
AVERAGE BALANCES	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Average assets	$1,067,355	$1,073,869	$1,078,914	$1,081,774	$1,118,125
Average earning assets	1,040,602	1,048,741	1,051,541	1,055,071	1,089,111
Average total loans	957,403	955,609	949,007	954,492	921,638
Average deposits	839,727	849,780	859,122	856,062	903,426
Average common equity	116,751	115,663	111,846	114,828	107,753

EQUITY ANALYSIS	December 31, 2023	September 30, 2023	December 31, 2022
Total common equity	$116,244	$116,062	$112,650
Common stock outstanding	8,875	8,850	8,798

Book value per common share	$13.10	$13.11	$12.80

ASSET QUALITY	December 31, 2023	September 30, 2023	December 31, 2022
Nonaccrual loans, net	$4,007	$3,195	$211
Nonaccrual loans, net/total loans	0.41%	0.34%	0.02%
Other assets acquired through foreclosure, net	$982	$1,511	$2,250

Nonaccrual loans plus other assets acquired through foreclosure, net	$4,989	$4,706	$2,461
Nonaccrual loans plus other assets acquired through foreclosure, net/total assets	0.46%	0.41%	0.23%
Net loan (recoveries)/charge-offs in the quarter	$25	$(45)	$(113)
Net (recoveries)/charge-offs in the quarter/total loans	0.00%	(0.00%)	(0.01%)

Allowance for credit losses - loans	$12,451	$12,135	$10,765
Plus: Reserve for undisbursed loan commitments	458	424	94
Allowance for credit losses - loans / total loans held for investment	$12,909	$12,559	$10,859
Allowance for credit losses - loans	1.31%	1.30%	1.15%
Allowance for credit losses/nonaccrual loans, net	310.73%	379.81%	5101.90%

Community West Bank *
Tier 1 leverage ratio	10.88%	10.84%	10.34%
Tier 1 capital ratio	11.88%	12.09%	11.44%
Total capital ratio	13.08%	13.27%	12.56%

INTEREST SPREAD ANALYSIS	December 31, 2023	September 30, 2023	December 31, 2022
Yield on total loans	5.63%	5.53%	5.21%
Yield on investments	5.66%	5.61%	2.91%
Yield on interest earning deposits	5.05%	5.08%	3.39%
Yield on earning assets	5.59%	5.51%	5.01%

Cost of interest-bearing deposits	2.61%	2.34%	0.59%
Cost of total deposits	2.03%	1.79%	0.42%
Cost of borrowings	0.98%	0.90%	0.96%
Cost of interest-bearing liabilities	2.41%	2.17%	0.64%
Cost of funds	1.93%	1.70%	0.47%

* Capital ratios are preliminary until the Call Report is filed.

Contact:

Richard Pimentel, EVP & CFO
805.692.4410
www.communitywestbank.com